  EXHIBIT 32.1

Certification by the Principal Executive Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jared Robinson certify pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Quarterly Report on Form 10-Q of Creative Waste Solutions, Inc. (the “Company”) for the quarter ended June 30, 2020  the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2021	By:	/s/ Jared Robinson
Jared Robinson
Chief Executive Officer and director

A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.